Exhibit 21

                                  Subsidiaries

     Name                                         State of Incorporation
     ----                                         ----------------------
     Premier Bank                                 Pennsylvania
     PBI Capital Trust                            Delaware
     Lenders Abstract, LLC                        Pennsylvania


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